UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2007

MAF BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)
____________________________

Delaware	0-18121	36-3664868
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
55th Street & Holmes Avenue Clarendon Hills, Illinois		60514
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 325-7300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On April 30, 2007, MAF Bancorp, Inc. (the “MAF Bancorp”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with National City Corporation (“National City”) whereby National City has agreed to acquire MAF Bancorp in a stock transaction valued at approximately $1.915 billion, including the value of stock options and restricted stock units.

Under the terms of the Merger Agreement, MAF Bancorp stockholders are to receive National City common stock worth approximately $56.00 for each share of MAF Bancorp common stock in a tax-free exchange. The exchange ratio will be based on the average closing price of National City common stock for the 20 trading days immediately preceding Federal Reserve Board approval of the transaction.

In the event that the average value of the KBW Bank Index during the twenty-day pricing period is less than 91.82 and the average closing price of National City common stock during such period is less than $29.52, then the exchange ratio will be fixed at 1.8973, subject to upward adjustment to preserve a minimum per share value of the consideration to be received by MAF Bancorp stockholders equal to at least $49.00 at the time the exchange ratio is determined. If the exchange ratio when determined in accordance with the terms of the definitive agreement is greater than 1.8973, National City has the right to terminate the agreement unless MAF Bancorp agrees to accept per share consideration of 1.8973 shares of National City.

The transaction is currently expected to be completed in the fourth quarter of 2007, subject to customary closing conditions, the receipt of regulatory approvals and the approval of the stockholders of MAF Bancorp. Attached as Exhibit 99.1 is a copy of MAF Bancorp and National City’s joint press release relating to the merger, which is incorporated herein by reference.

MAF Bancorp and National City will jointly host a conference call at 8:30 a.m., Chicago time, on Tuesday, May 1, 2007 to discuss the transaction. To participate in the conference call (listen-only mode), please call (866) 861-5393. A replay of the call will be available until midnight (EST) on May 8, 2007, by calling (800) 475-6701 (International) or (320) 365-3844 (passcode: 872417) or via either company’s website. A copy of the investor presentation materials prepared by National City is being filed with the SEC pursuant to Rule 425 under the Securities Act of 1933, as amended.

The definitive Agreement and Plan of Merger is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Agreement is being included to provide the agreed upon terms of the transaction. It is not intended to provide other factual information about MAF Bancorp and National City. Such information regarding MAF Bancorp can be found in other public filings it makes with the SEC, which are available without charge at www.sec.gov.

Forward Looking Information

Statements contained in or incorporated into this report that are not historical facts constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27 of the Securities Act of 1933, as amended), which involve significant risks and uncertainties. MAF Bancorp intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the SEC.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of April 30, 2007 by and between National City Corporation and MAF Bancorp, Inc.
99.1	Press release dated May 1, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAF Bancorp, Inc.
Date: May 1, 2007	By:	/s/Jerry A. Weberling
Name:	Jerry A. Weberling
Title:	Executive Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit

Exhibit 2.1	Agreement and Plan of Merger dated as of April 30, 2007 by and between National City Corporation and MAF Bancorp, Inc.
Exhibit 99.1	Press Release dated May 1, 2007.